EXHIBIT 32 (b)

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Enzo Biochem, Inc., and Subsidiaries (“the Company”) on Form 10-K for the fiscal year ended July 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Weiner, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2017	By:	/s/ Barry Weiner
Barry Weiner
President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Act Commission or its staff upon request.